As filed with the Securities and Exchange Commission on January 27, 2000

                                           File No. 333-

                    SECURITIES AND EXCHANGE COMMISSION
                         Washington, D.C. 20549

                                FORM S-8

                         REGISTRATION STATEMENT
                    Under The Securities Act of 1933

                               RENTECH, INC.
         (Exact name of registrant as specified in its charter)

              Colorado                                       84-0957421
  (State or other jurisdiction of                      (I.R.S. Employer
  incorporation or organization)                     Identification No.)

  1331 17th Street, Suite 720, Denver, Colorado                 80202
  (Address of Principal Executive Offices)                  (Zip Code)

                         1998 Stock Option Plan
                        (Full title of the plan)

                              Loren L. Mall
                           Brega & Winters P.C.
                     1700 Lincoln Street, Suite 2222
                          Denver, Colorado 80203
                 (Name and address of agent for service)

                             (303) 866-9400
      (Telephone number, including area code, of agent for service)


                   CALCULATION OF REGISTRATION FEE
                               Proposed       Proposed
                               Maximum        Maximum     Amount of
  Title of        Amount       Offering       Aggregate   Registration
  Securities to   to be        Price          Offering    Fee
  be Registered   Registered   Per Unit (1)   Price(1)
  -------------   ----------   ------------  ---------    ------------

  Common Stock,     500,000      $.69          $345,000    $91.08
  $.01 par value    shares

  (1) Estimated solely for purposes of calculation of the registration fee. Based upon the closing price of the Common Stock on NASDAQ on January 24, 2000, pursuant to Rule 457(c) of the Securities Act of 1933.














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                                                      PAGE 2

                                    PART I

            INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS


  Item 1.  Plan Information.

       The Company has provided or will provide a written statement to participants who are issued options to purchase shares of its common stock from it according to the terms of the 1998 Stock Option Plan that the Company will furnish them without charge, upon oral or written request, copies of the documents incorporated in this registration statement by reference in Item 3 of Part II, and stating that these documents are incorporated into the Section 10(a) prospectus. The Company will also make available without charge, upon oral or written request, other documents required to be delivered to employees pursuant to Rule 428(b). Such documents are available from the Company's administrative office at 1331 17th Street, Suite 720, Denver, Colorado 80202, telephone number (303) 298-8008.


  Item 2.  Registrant Information and Employee Plan Annual Information.

       The Company has provided or will provide a written statement to participants who are issued options to purchase shares of its common stock from it according to the terms of the 1998 Stock Option Plan that the Company will furnish them without charge, upon oral or written request, copies of the documents incorporated in this registration statement by reference in Item 3 of Part II, and stating that these documents are incorporated into the Section 10(a) prospectus. The Company will also make available without charge, upon oral or written request, other documents required to be delivered to employees pursuant to Rule 428(b). Such documents are available from the Company's administrative office at 1331 17th Street, Suite 720, Denver, Colorado 80202, telephone number (303) 298-8008.

                                                      PAGE 3
                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


  Item 3.  Incorporation of Documents by Reference.

       The following documents are deemed to be incorporated by reference in this registration statement and to be a part hereof.

       1.  The Company's Form 10-KSB for the fiscal year ended September
  30, 1999.

       2.  The Company's Form 8-K dated October 12, 1999.

       3.  The Company's Form 8-K dated November 16, 1999.

       4.  The Company's Form 8-K dated November 24, 1999.

       5. The description of the registrant's common stock as contained in the registrant's registration statement filed pursuant to Section 12 of the Securities Exchange Act of 1934 (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the registrant with the Securities and Exchange Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this registration statement and to be a part hereof from the date of filing of such documents.


  Item 4.  Description of Securities.

       Not applicable.


  Item 5.  Interests of Named Experts and Counsel.

       Brega & Winters P.C., general counsel to the Company, has rendered an opinion in connection with this registration statement that the Shares being offered, upon issuance and payment therefor, will be duly authorized, validly issued, fully paid and non-assessable. A lawyer associated with Brega & Winters P.C. beneficially owns 283,052 Shares of the Company's common stock.

  Item 6.  Indemnification of Directors and Officers.

       The only statute, charter provision, bylaw, contract or other arrangements under which any controlling persons, director or officer of the Registrant is insured or indemnified in any matter against liability which he may incur in his capacity as such is as follows:

       (a) As allowed by Colorado law, the Articles of Incorporation contain a provision which eliminates the personal liability of directors to the Company or its shareholders for monetary damages for certain breaches of fiduciary duty as a director. That provision does not eliminate liability for breach of the director's duty of loyalty; acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law; certain acts specified in the Colorado Business Corporation Act; or any transaction from which the director derived an improper personal benefit. In addition, the Articles of Incorporation provide indemnification for directors and officers to the fullest extent allowed by law. In general terms, indemnification is required if the director is successful in the defense of the claim made against him. A corporation may indemnify if the director conducted himself in good faith; he reasonably believed, in the case of conduct in his official capacity with the corporation, that his conduct was in the corporation's best interests, or in all other cases, that his conduct was at least not opposed to the best interests of the corporation; and in the case of any criminal proceeding, he had no reasonable cause to believe his conduct was unlawful. However, indemnification is not allowed where the director was adjudged liable to the corporation or was adjudged liable on the basis that personal benefit was improperly received by him. Indemnification can include costs and legal fees incurred by the director. The corporation may advance the cost of defense and may indemnify officers, employees and agents of the corporation who are not directors to the same extent as a director.

       (b) The Certificate of Incorporation and Bylaws of the Registrant generally require indemnification of officers and directors to the fullest extent allowed by law.


  Item 7.  Exemption From Registration Claimed.

       Not applicable.

  Item 8.  Exhibits.

       4.1 Stock Option Agreement for Grant of Options Under the 1998 Stock Option Plan for Nonstatutory Stock Options.

       4.2 Stock Option Agreement for Grant of Options Under the 1998 Stock Option Plan for Incentive Stock Options.

       5.1  Legality Opinion of Brega & Winters P.C.

      23.1 Consent of Brega & Winters P.C. (included in Exhibit 5.1 to this Registration Statement)

      23.2  Consent of Independent Certified Public Accountants.

      24.1  General Power of Attorney.

      99.1  Form of prospectus for the reoffer of control securities.


  Item 9. Undertakings.

            (a)  The undersigned registrant hereby undertakes:

                 (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                      (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                      (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represents a fundamental change in the information set forth in the registration statement;

                      (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

                 (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                 (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                                      PAGE 7
                                 SIGNATURES

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Denver, State of Colorado on the 26th day of January, 2000.

                                     RENTECH, INC.


                               By:   (signature)
                                     ------------------------------
                                     Dennis L. Yakobson, President
                                     and Chief Executive Officer

       Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

  Signature                  Title                        Date
  ---------                  -----                        ----


  (signature)
  ----------------------     President, Chief Executive   February 26, 2000
  Dennis L. Yakobson         Officer and Director


  (signature)
  ----------------------     Vice President, Chief        February 26, 2000
  Ronald C. Butz             Operating Officer,
                             Secretary and Director


  (signature)
  ----------------------     Director                     February 26, 2000
  John J. Ball


  (signature)
  ----------------------     Director                     February 26, 2000
  John P. Diesel


  (signature)
  ----------------------     Vice President - Finance,    February 26, 2000
  James P. Samuels           Chief Financial Officer


  (signature)
  ----------------------     Director                     February 26, 2000
  Douglas L. Sheeran


  (signature)
  ----------------------     Director                     February 26, 2000
  Erich W. Tiepel